Exhibit 99.1

WATERBANK OF AMERICA (USA) INC.

CODE OF ETHICS

WATERBANK OF AMERICA (USA) INC.’s Code of Ethics is of vital importance to our Company. It provides the operating principles that help us live up to those values, since they apply to every employee and to every business action

While there is no substitute for individual responsibility and good judgment, the Code will help guide us in making decisions about how we work and what we do. Ethics and integrity are the foundation of any successful business and the keys for our future.

For this reason, the Board of Directors of WaterBank of America Inc. developed and approved the following guidelines to be applicable to all business transactions related to the Company.

RELATIONSHIP WITH BUSINESS PARTNERS AND COMPETITORS

In all of our business interactions with business partners, including suppliers and customers and other third parties, as well as competitors, WATERBANK OF AMERICA (USA) INC. will:

✓	Treat all customers and suppliers fairly and objectively.
✓	Avoid any unfair or deceptive practice and always present our services and products in an honest and forthright manner.
✓	Compete vigorously and always with integrity.
✓	Never comment on a competitor’s product without a good basis or need for such statements.
✓	Make clear to all suppliers that we expect them to compete fairly and vigorously for our business, and endorse the principles in our Code of Ethics. We will select our suppliers strictly on merit.
✓
Comply with all laws prohibiting agreements with competitors to: fix prices or other sales terms, divide or assign sales territories, customers or product lines; or coordinate bids and agreements with customers to fix their resale prices. These types of agreements are generally illegal in the United States and many other markets.

✓
Never engage in behavior that harms the reputation of the Company. If you wouldn’t want to tell your parents or your children about your action or wouldn’t want to read about it in a newspaper—don’t do it.

Where WATERBANK OF AMERICA (USA) INC. directly or indirectly hires outside consultants or agents to assist it, the consultant or agent, and its employees, will be provided with copies of this Code and informed that they will be expected to comply with its provisions with respect to their work for the Company.

BUSINESS GIFTS AND PAYMENTS

Waterbank of America (USA) Inc.’s business decisions are made on merit. Therefore, we will not give or offer, directly or indirectly, anything of value to a government official to influence any discretionary decision by such official in his or her official capacity. Giving gifts or entertainment to governmental officials and Employees and Members of the Board and Advisory Board is highly regulated and often prohibited. Such gifts and entertainment should not be provided unless you have determined that they are permitted by law. In circumstances where it would not create an appearance of impropriety, employees may provide existing or potential customers with reasonable entertainment or gifts. However, the gifts must be permitted by local law, the customer’s own policies and your business unit’s policies.

Employees and Members of the Board and Advisory Board may not accept a gift, favor, loan, special service, payment or special treatment of any kind from any individual or organization which conducts or seeks to conduct business with the Company, or which competes with the Company, unless:

•	It would be consistent with good business practices;
•	It could not be considered a business inducement;
•	It is of nominal value;
•	Public disclosure of the transaction would not embarrass WATERBANK OF AMERICA (USA) INC.

All business-related gifts, which exceed nominal value, should be reported to the Company CFO, CEO and Chairman of the Board as soon as they are received.

CONFLICTS OF INTEREST

WATERBANK OF AMERICA (USA) INC.’s conflicts of interest policy is straight-forward:

Don’t compete with WATERBANK OF AMERICA (USA) INC.’s businesses, and never let your business dealings on behalf of any of our businesses be influenced, or appear to be influenced, by personal or family interests.

All actual or apparent conflicts of interest between personal and professional relationships must be handled honestly and ethically.

Examples of conflicts that must be disclosed and resolved include:

✓	Having a family interest in a transaction with the Company. A family interest would include any interests of your spouse, parent, child, sibling or domestic partner.
✓	Having more than a nominal individual or family interest in a competitor, supplier or customer of the Company (for example, ownership of more than 1% of a supplier’s equity securities).
✓	Having a significant individual or family interest in an organization that does, or seeks to do, business with the Company.
✓	Acquiring an individual or family interest in property (such as real estate, patent rights, securities or other properties) or a business where you believe the Company has, or might have, an interest.
✓	Having outside business interests or activities that affect job performance because of the significant amount of time and attention diverted from your responsibilities as a Company employee.
✓
Some situations may seem ambiguous. Exercise caution when you hear yourself or someone else say, “Everybody does it,” “Maybe just this once,” “No one will ever know” or “It won’t matter in the end.” These are signs to stop, think through the situation and seek guidance. Most importantly, don’t ignore your instincts. Ultimately, you are responsible for your actions.

INSIDER TRADING AND PROPRIETARY INFORMATION

WATERBANK OF AMERICA (USA) INC. obeys all laws designed to protect the investing public with respect to the use and disclosure of material information. Information is considered material if a reasonable investor would consider it important to his or her decision to buy, sell or hold
WATERBANK OF AMERICA (USA) INC. stock. Examples would be a significant upward or downward revision of earnings forecasts, a significant restructuring, a major management change or a significant acquisition or divestiture, a significant upcoming product launch or product innovation.
Employees and Members of the Board and Advisory Board should not effect any transaction in the securities of WATERBANK OF AMERICA (USA) INC. or another company involved with WATERBANK OF AMERICA (USA) INC. while they have material nonpublic information about that company.

Employees and Members of the Board and Advisory Board should not disclose any confidential information regarding the Company to anyone outside WATERBANK OF AMERICA (USA) INC., including their spouse, parents, children, siblings or domestic partner, except where disclosure is needed to enable WATERBANK OF AMERICA (USA) INC. to carry on its business, and there is no reason to believe - because of an agreement or otherwise - that the disclosure might cause any economic loss or substantial embarrassment to the Company or its customers, distributors or suppliers. Examples of such confidential information include: nonpublic information about the Company’s customers, suppliers, distributors and potential acquisitions; its business operations, structure and pricing; its processing, machines and inventions; its research and know-how; its upcoming new products and other innovations, and its plans and strategies.

Within WATERBANK OF AMERICA (USA) INC., Employees and Members of the Board and Advisory Board should only discuss or disclose material nonpublic information in the ordinary course of business and when they have no reason to believe that the information will be misused or improperly disclosed by the recipient.

ACCOUNTING RECORDS

We will observe the most stringent standards in the keeping of our financial records and accounts. Our books must reflect all components of transactions, as well as our own standard of insisting upon an honest and forthright presentation of the facts.

We will ensure that the disclosures we make in reports and documents that we submit to the Securities and Exchange Commission and in other public communications are full, fair, accurate, timely and understandable. It is the responsibility of each employee to uphold these standards. The Company will adhere to laws and regulations regarding the adequate recording of its transactions and all employees will ensure that all expenses are recorded in the appropriate fiscal year when incurred.

Employees and Members of the Board and Advisory Board are expected to cooperate fully with our internal and external auditors.

•
Always record and classify transactions in the proper accounting period and in the appropriate account. It is a violation of the Code to delay or prepay invoices, or to delay or accelerate the recording of expenses, to meet budget goals.

•	Never falsify any document or distort the true nature of any transaction.
•	All transactions must be supported by accurate documentation.
•	All reports made to regulatory authorities must be full, fair, accurate, timely and understandable.
•	Employees must cooperate with investigations into the accuracy and timeliness of financial records.
•	To the extent estimates and accruals are necessary in Company reports and records, they must be supported by appropriate documentation and based on good faith judgment.
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Payments can only be made to the person or the firm that actually provided the goods or services, and must be made in the supplier’s home country, where it does business, or where the goods were sold or services provided, unless approved in advance by the CFO and the CEO.

PROTECTION AND USE OF COMPANY ASSETS

WATERBANK OF AMERICA (USA) INC.’s resources, including computers, voicemail, e-mail and Internet access, are to be used for proper purposes in a manner consistent with the Code and all other Company policies. Every individual is responsible for taking precautions necessary to prohibit unauthorized access to the system, and safeguard passwords or other means of entry.

ENVIRONMENT HEALTH AND SAFETY

WATERBANK OF AMERICA (USA) INC. is committed to being an environmentally responsible corporate citizen. We are committed to minimizing the impact of our businesses on the environment with methods that are socially responsible, scientifically based and economically sound. We encourage conservation, recycling and energy use programs that promote clean air and water and reduce landfill wastes.

WATERBANK OF AMERICA (USA) INC. is committed to providing safe and healthy work environments to all business associates and partners and will strictly reinforce the following:

✓	Ensure a drug-free workplace. free from threats and intimidation,
✓	A policy of zero tolerance for violence.
✓	Comply with health and safety laws and regulations,

POLITICAL AND COMMUNITY CONTRIBUTIONS

WATERBANK OF AMERICA (USA) INC. believes in contributing to society and encourages employees to participate in community activities. We will continue to communicate information and opinions on issues of public concern that may affect WATERBANK OF AMERICA (USA) INC. Decisions by our Employees and Members of the Board and Advisory Board whether or not to contribute time, money or resources of their own to any political or community activity are entirely personal and voluntary.

We will obey all laws in promoting the Company’s position to government authorities and in making political contributions. Contributions by the Company to political candidates may be prohibited or regulated. Any such contribution requires the approval of WATERBANK OF AMERICA (USA) INC.’s Board of Directors.